UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010.

UFOOD RESTAURANT GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-136167	20-4463582
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Washington Street, Suite 150 Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 787-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Private Placement

On October 4, 2010 (the “Closing Date”), UFood Restaurant Group, Inc. (the “Company”) sold 27,950 shares of its Series B 8% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at a price of $100.00 per share in connection with the first closing of its private placement of securities (the “Offering”). Each investor who participated in the Offering also received a warrant to purchase 100 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), per share of Preferred Stock purchased (the “Investor Warrants”). The maximum amount of the Offering is $6,000,000, and the final closing of the Offering cannot occur later than October 31, 2010. The terms of the Offering are set forth in the Securities Purchase Agreement by and between the Company and the investors dated October 1, 2010 which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The securities were sold only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The sale of securities in the Offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Offering, no general solicitation was made by the Company or any person acting on the Company’s behalf. The securities were sold pursuant to transfer restrictions, and the certificates for shares of Series B Preferred Stock and Investor Warrants sold in the Offering contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

The Company paid the placement agent retained in connection with the Offering (the “Placement Agent”) a commission of 10% of the funds raised from the investors in connection with first closing of the Offering. In addition, the Placement Agent received warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock equal to 15% of the shares of Common Stock underlying the shares of Series B Preferred Stock sold to investors in connection with the first closing of the Offering. As a result of the foregoing, the Placement Agent was paid a commission of $279,500 and received warrants to purchase 1,822,826 shares of Common Stock in connection with the first closing of the Offering.

Effective January 1, 2011, each holder of Series B Preferred Stock may convert his, her or its shares of Series B Preferred Stock into shares of Common Stock at a conversion price equal to $0.23 (“Series B Conversion Price”). The number of shares of Common Stock into which the Series B Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series B Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series B Preferred Stock to shares of Common Stock at the Series B Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series B Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares. The terms of the Series B Preferred Stock are more fully set forth in the Certificate of Designation of Preferences. Rights and Limitations of Series B 8% Convertible Preferred Stock attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Investor Warrants provide for the purchase of shares of Common Stock for five years at an exercise price of $0.29 per whole share. The Investor Warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise” to the extent that a registration statement covering the shares of Common Stock underlying the Investor Warrants is not in effect following the one year anniversary of issuance. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the Investor Warrants in cash, the holder will forfeit a number of shares underlying the Investor Warrants with a “fair market value” equal to such aggregate exercise price. The Company will not receive additional proceeds to the extent that Investor Warrants are exercised by cashless exercise.

The exercise price and number of shares of Common Stock issuable on exercise of the Investor Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Investor Warrants are also subject to a weighted average price protection for the term of the Investor Warrants. The form of Investor Warrant is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Placement Agent Warrants are substantially identical to the terms of the Investor Warrants except that the Placement Agent Warrants have cashless exercise rights to the extent that a registration statement covering the shares of Common Stock underlying the Placement Agent Warrants is not in effect six months following the date of issuance.

All of the securities issued in connection with the Offering are “restricted securities,” and as such are subject to all applicable restrictions specified by federal and state securities laws.

On the Closing Date, the Company entered into a registration rights agreement with the investors in the Offering. Under the terms of the registration rights agreement, the Company committed to file a registration statement (the “Registration Statement”) covering the resale of the Common Stock underlying the shares of Series B Preferred Stock and the Investor Warrants within 90 days from the final closing of the Offering, and shall use reasonable efforts to cause the Registration Statement to become effective as promptly as possible after it is filed. Also, the Company agreed to use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until (i) all securities covered by the Registration Statement have been sold thereunder or under Rule 144 of the Securities Act, or (ii) until Rule 144 is available to investors in the Offering with respect to all of their shares, whichever is earlier. The form of the registration rights agreement is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Debenture Exchange

On October 1, 2010, the Company consummated the cancellation of ninety-six percent (96%) of its outstanding 8% Senior Secured Convertible Debentures (the “Debentures”) in exchange (the “Debenture Exchange”) for shares of the Company Series A 8% Convertible Preferred Stock (the “Series A Preferred Stock”). An aggregate principal amount of $5,587,500 of outstanding Debentures was cancelled in exchange for 55,875 shares of Series A Preferred Stock.

The Series A Preferred Stock was issued only to accredited investors, as defined under Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of securities in the Debenture Exchange was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC. In the Debenture Exchange, no general solicitation was made by the Company or any person acting on the Company’s behalf. The securities were issue pursuant to transfer restrictions, and the certificates for shares of Series A Preferred Stock issued in the Debenture Exchange contain appropriate legends stating that such securities are not registered under the Securities Act and may not be offered or sold absent registration or an exemption from registration.

Effective immediately with respect to one-half of the shares of Series A Preferred Stock issued in connection with the Debenture Exchange, and effective January 1, 2011 with respect to the remaining shares of Series A Preferred Stock issued in connection with the Debenture Exchange, each holder of Series A Preferred Stock may convert his, her or its shares of Series A Preferred Stock into shares of Common Stock at a conversion price equal to $0.13 (“Series A Conversion Price”). The number of shares of Common Stock into which the Series A Preferred Stock is convertible is subject to adjustment to prevent dilution in the event of a stock split or stock dividend. The Series A Conversion Price is also subject to a weighted average price protection. Effective January 1, 2011, the Company may, at its election, require the conversion of the Series A Preferred Stock to shares of Common Stock at the Series A Conversion Price if the closing price of the Common Stock for 10 consecutive trading days equals or exceeds 300% of the Series A Conversion Price and the average daily volume of the shares of Common Stock for the same period exceeds 250,000 shares. The terms of the Series A Preferred Stock are more fully set forth in the Certificate of Designation attached hereto as Exhibit 3.2 and incorporated herein by reference.

Upon consummation of the Debenture Exchange, the exercise price of the Common Stock Purchase Warrants purchased by the investors in connection with their Debentures was reduced from $0.14 to $0.09 per share of Common Stock, and the termination date of the Common Stock Purchase Warrants was extended to the six year anniversary of the initial exercise dates of the warrants. In addition, the Common Stock Purchase Warrants were modified so that such warrants are not exercisable until the one year anniversary of the closing of the Debenture Exchange. Finally, the exercise price of the common stock purchase warrants issued to the placement agent in connection with the original offering of the Debentures was reduced from $0.14 to $0.09 per share of Common Stock pursuant to the terms thereof.

The Company intends to file a post-effective amendment to the Form S-1 Registration Statement (File No. 333-158940) currently on file with SEC in order to register for resale the shares of Common Stock underlying shares of Series A Preferred Stock issued in connection with the Debenture Exchange.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B 8% Convertible Preferred Stock

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock

4.1	Form of Investor Warrant of UFood Restaurant Group, Inc. Issued as of October 4, 2010

10.1	Securities Purchase Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein), dated October 1, 2010

10.2	Registration Rights Agreement by and between UFood Restaurant Group, Inc. and the Purchasers (as defined therein), dated October 1, 2010

10.3	Form of Subscription and Exchange Agreement between UFood Restaurant Group, Inc. and each Investor (as defined therein), each dated as of October 1, 2010

99.1	UFood Restaurant Group, Inc. Press Release, issued October 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.

Date: October 6, 2010	By:	/s/ George Naddaff

George Naddaff
Chairman and Chief Executive Officer